Exhibit 21


                             HEADWATERS INCORPORATED

                                  Subsidiaries


The ownership of each direct and indirect subsidiary is 100%, except where indicated below:


Global Climate Reserve

     1.   Global Climate Reserve Corporation, a Utah corporation

Headwaters Construction Materials

     1. Headwaters Construction Materials, Inc. (fka American Construction Materials, Inc.), a Utah corporation

     The following subsidiaries are part of the HCM Mortar & Stucco group:

     2.   HCM Mortar & Stucco Holding, LLC, a Utah limited liability company
     3. Best Masonry & Tool Supply, LP (fka Best Masonry & Tool Supply, Inc.), a Texas limited Partnership
     4.   Don's Building Supply, LP, a Texas limited partnership
     5. HCM Mortar & Stucco Partner, LLC (fka ISG Partner, Inc.), a Utah limited liability company
     6. HCM Mortar & Stucco, Inc. (fka ISG Manufactured Products, Inc.), a Utah corporation
     7.   HCM Utah, Inc., a Utah corporation

     The following subsidiaries are part of the HCM Block & Brick group:

     8.   HCM Block & Brick, LLC (HCM-BB), a Utah limited liability company
     9.   HCM Block & Brick General, Inc., a Utah corporation
     10.  HCM Block & Brick Partner, LLC, a Utah limited liability company
     11.  HCM Block & Brick, LP, a Texas limited partnership
     12.  HCM FlexCrete, LP, a Texas limited partnership
     13.  Palestine Concrete Tile Co., LP, a Texas limited partnership

     The following subsidiaries are part of the HCM Stone group:

     14.  Eldorado Stone LLC, a Delaware limited liability company
     15.  Chihuahua Stone LLC, a Utah limited liability company
     16.  Eagle Stone & Brick LLC, a Utah limited liability company
     17.  Eldorado G-Acquisition Co., a Utah corporation
     18.  Eldorado SC-Acquisition Co., a Utah corporation
     19. Eldorado Stone Acquisition Co., LLC, a Delaware limited liability company
     20.  Eldorado Stone Funding Co., LLC, a Utah limited liability company
     21.  Eldorado Stone Operations LLC, a Utah limited liability company
     22.  HCM Stone, LLC (fka Eldorado Acquisition, LLC)
     23.  L&S Stone LLC, a Utah limited liability company
     24.  L-B Stone LLC, a Utah limited liability company
     25.  Northwest Properties LLC, a Utah limited liability company
     26.  Northwest Stone & Brick LLC, a Utah limited liability company
     27.  StoneCraft Industries LLC, a Utah limited liability company
     28.  Tempe Stone LLC, a Utah limited liability company

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     The following subsidiaries are part of the Tapco group:

     29.  Tapco Holdings, Inc., a Michigan corporation
     30.  Atlantic Shutter Systems, Inc., a South Carolina corporation
     31. Builders Edge, Inc. (fka Specialty Building Products International Corporation), a Pennsylvania corporation
     32. Comaco, Inc. (fka Kool-Vent Metal Awning Company of Pittsburgh), a Pennsylvania corporation
     33.  Metamora Products Corporation of Elkland, a Pennsylvania corporation
     34.  Metamora Products Corporation, a Michigan corporation
     35.  MTP, Inc., an Ohio corporation
     36. Tapco Europe Limited (fka Landpride Limited), formed in the United Kingdom
     37.  Tapco International Corporation, a Michigan corporation
     38.  Vantage Building Products Corporation, a Michigan corporation
     39.  Wamco Corporation, a Michigan corporation

Headwaters Energy Services

     1. Headwaters Energy Services Corp. (fka Headwaters Clean Coal Corp), a Utah corporation
     2.   Blue Flint Ethanol LLC, a Delaware limited liability company
     3.   Covol Coal Company, LLC, a Utah limited liability company
     4.   Covol Engineered Fuels, LC, a Utah limited liability company
     5.   Covol Services Corporation, a Utah corporation;
     6. Environmental Technologies Group, LLC, a Utah limited liability company
     7.   Headwaters Synfuel Investments, LLC, a Utah limited liability company

Headwaters Resources

     1.   Headwaters Resources, Inc. (fka ISG Resources, Inc.), a Utah
          corporation
     2. FlexCrete Building Systems, LC, a Utah limited liability company, of which HRI is a 90% member (and manager)
     3. Florida N-Viro L.P., a Delaware limited partnership, in which VFL is a 51.5%
     4. Florida N-Viro Management, LLC, a Delaware limited liability company, of which VFL is a 52% member
     5. Headwaters Resources Limited (fka ISG Canada, Inc.), formed in New Brunswick, Canada
     6. ISG Services Corporation (fka ISG Capital Corporation), a Utah corporation
     7.   VFL Technology Corporation, a Pennsylvania corporation

Headwaters Technology Innovation Group

     1.   Headwaters Technology Innovation Group, Inc., a Utah corporation
     2. Degussa Headwaters LLP, formed in the United Kingdom, of which Headwaters Incorporated is a 50% member
     3. FT Solutions LLC, a Delaware limited liability company, of which HTI is a 50% member
     4. Headwaters Heavy Oil, LLC (fka Headwaters Heavy Oil, Inc.), a Utah limited liability company
     5.   Headwaters NanoKinetix, Inc., a Utah corporation
     6.   Hydrocarbon Technologies of Canada, Inc., formed in Alberta, Canada
     7.   Hydrocarbon Technologies, Inc., a Utah corporation

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